                 BRAND SCAFFOLD SERVICES, INC. AND SUBSIDIARIES

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                         (IN THOUSANDS, EXCEPT RATIOS)

                                                                                                         THREE MONTHS ENDED
                                                                                  YEAR ENDED                JUNE 30, 1998
                                                                               DECEMBER 31, 1997             (UNAUDITED)
                                                                               -----------------             -----------
Income (loss) before income taxes                                                   $(5,341)                    $3,476

Interest expense                                                                      15,422                     8,359
Capitalized interest                                                                       -                         -
One-third of rents payable in the next year                                              445                       239
                                                                               ------------------------------------------
Income (loss) before income taxes, interest and one-third rents                       10,526                    12,074
                                                                               ==========================================

Interest expense                                                                      15,422                     8,359
One-third of rents payable in the next year                                              445                       239
Preferred stock dividends                                                              4,172                     2,300
                                                                               ------------------------------------------
Interest expense plus one-third of rents plus preferred stock dividends               20,039                    10,898
                                                                               ==========================================

Ratio of earnings to fixed charges and preferred stock dividends                   0.53 to 1                 0.85 to 1